Exhibit 23

February 29, 2016

San Juan Basin Royalty Trust

Compass Bank, Trustee

2200 Post Oak Blvd., Floor 19

Houston, Texas 77056

Ladies and Gentlemen:

Cawley, Gillespie & Associates, Inc. hereby consents to the use of the oil and gas reserve information in the San Juan Basin Royalty Trust Securities and Exchange Commission Form 10-K for the year ended December 31, 2015 and in the San Juan Basin Royalty Trust Annual Report for the year ended December 31, 2015 based on reserve reports prepared by Cawley, Gillespie & Associates, Inc. and dated February 29, 2016.

Sincerely,

CAWLEY, GILLESPIE & ASSOCIATES, INC.